AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            ROYSTER-CLARK GROUP, INC.

                      (Before Receipt of Payment for Stock)



     Royster-Clark Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: (a) The Corporation's present name is Royster-Clark Group, Inc.

            (b) The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 7, 1999 under the name of R-C Delaware Acquisition Inc.

     SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted pursuant to and in accordance with Sections 241 and Section 245 of the General Corporation Law of the State of Delaware and restates and amends the provisions of the existing Amended Certificate of Incorporation of the Corporation.

     THIRD: The Certificate of Incorporation of the Corporation is hereby amended and restated so as to read in its entirety as follows:

     1. Name. The name of the Corporation is Royster-Clark Group, Inc.

     2. Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, DE 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

     4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 4,975,000 shares, divided into three (3) classes consisting of 775,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); 2,200,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); and 2,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"). Class A Common Stock and Class B Common Stock are hereinafter sometimes collectively referred to as "Common Stock."

     The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class and upon the shares of the first and second series of Preferred Stock.

     A. PREFERRED STOCK

          1. Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

          2. Creation of Series. In addition to the Senior Preferred Stock and Junior Preferred Stock provided for herein, the Board of Directors will have the authority to adopt amendments to this Certificate to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of the series to which such resolution relates:

               a. The distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

               b. The dividend rate, if any, and the times of payment of dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

               c. The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

               d. Whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

               e. Whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               f. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               g. Whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

               h. Whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

               i. Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

          3. Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends, if any, at the rates set forth herein with respect to the Senior Preferred Stock and Junior Preferred Stock and at the rates fixed by the Board of Directors for the respective series with respect to each additional series of Preferred Stock, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

          4. Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends, if any, will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein.

          5. Redemption. The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

          6. Voting Rights. Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

     B. 12% Series A SENIOR Cumulative Compounding Preferred Stock

          1. Designation; Number of Shares. The first series of Preferred Stock shall be designated as 12% Series A Senior Cumulative Compounding Preferred Stock ("Senior Preferred Stock"), and the number of shares which shall constitute such series shall be 675,000. The par value of the Senior Preferred Stock shall be $.01 per share.

          2. Accrual and Payment of Dividends.

               a. The holders of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the rate of $12 per share per annum.

                  Dividends on the Senior Preferred Stock shall be payable in annual installments in arrears commencing October 1, 1999 and thereafter on each April 1 and October 1 (unless such day is not a business day in which event on the last preceding business day) in each such year (hereinafter referred to as a "Dividend Accrual Date"), except that the dividend payment payable on October 1, 1999 shall be calculated from the date of original issuance through October 1, 1999. Each such dividend on Senior Preferred Stock when paid shall be payable to holders of record as they appear on the stock books of the Corporation on September 15 and March 15, as the case may be, preceding such Dividend Accrual Date. Dividends with respect to any shares of Senior Preferred Stock shall accrue (whether or not earned or declared) from the date of issuance of such shares.

               b. Dividends on the Senior Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full cumulative dividends at the rate aforesaid on all Senior Preferred Stock then outstanding to the end of the annual dividend period next preceding such time shall not have been paid, the amount of the deficiency shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any Junior Shares (as such term is defined in Section 8 of this Article 4(B) (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Shares (other than a dividend payable in Junior Shares); provided, however, that the foregoing shall not prohibit the Corporation from repurchasing Junior Shares from a former employee of the Corporation (or a subsidiary of the Corporation) where such repurchase arises from the Corporation's option to repurchase such shares upon the termination of such employee's employment with the Corporation (or a subsidiary) pursuant to a written plan or written agreement between the Corporation and such employee. Accrued dividends on the Senior Preferred Stock if not paid on the first or any subsequent Dividend Accrual Date following accrual shall thereafter accrue additional dividends in respect thereof (the "Additional Dividends"), compounded annually, at the rate of 12% per annum.

               c. When dividends are not paid in full upon the Senior Preferred Stock, the Junior Preferred Stock (as defined in Section 1 of this
          Article 4(C)) (on and after April 1, 2004) and any other stock ranking on a parity as to dividends with the Senior Preferred Stock, all dividends paid upon Senior Preferred Stock, Junior Preferred Stock (on and after April 1, 2004) and any other shares ranking on a parity as to dividends with the Senior Preferred Stock shall be paid pro rata so that in all cases the amount of dividends paid per share of Senior Preferred Stock, Junior Preferred Stock (on and after April 1, 2004) and such other shares shall bear the same ratio that accrued dividends per share (including Additional Dividends) on the Senior Preferred Stock, Junior Preferred Stock (on and after April 1, 2004) and such other shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Senior Preferred Stock have been paid, no dividends shall be declared or paid or set aside for payment upon any other shares of the Corporation ranking on a parity with the Senior Preferred Stock as to dividends.

               d. An annual dividend period shall commence on the day following a Dividend Accrual Date and shall end on the next succeeding Dividend Accrual Date.

          3. Preference on Liquidation.

               a. In the event that the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of the Corporation shall have been paid in full, the holders of the Senior Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any amount shall be paid to the holders of any Junior Shares (including, prior to April 1, 2004, any Junior Preferred Stock), an amount equal to $100 in cash per share plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of final distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding Senior Preferred Stock and of any shares ranking on a parity with the Senior Preferred Stock (which on and after April 1, 2004 shall include the Junior Preferred Stock) the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Senior Preferred Stock and of any shares of stock ranking on a parity with the Senior Preferred Stock (which on and after April 1, 2004 shall include the Junior Preferred Stock). Holders of Senior Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such shares other than the amounts referred to in this
          Section 3a.

               b. Neither the purchase nor redemption by the Corporation of any shares of any class in any manner permitted by this Certificate or any amendment hereof, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor a sale, transfer or lease of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 3; provided, however, that any consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 if, (A) in connection therewith, the holders of shares of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such shares of Common Stock (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred shares received by holders of the Senior Preferred Stock with respect to liquidation or dividends or (B) the holders of the Senior Preferred Stock do not receive preferred shares of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Senior Preferred Stock.

          4. Redemption. The Corporation shall not have the right to redeem the Senior Preferred Stock.

          5. Voting. Except as required by law and except for any voting by the holders of the Senior Preferred Stock as part of a separate class or series pursuant to Section 6 of this Article 4(B) or any other provision of these Articles, no holder of Senior Preferred Stock, as such holder, shall be entitled to vote on any matter submitted to a vote of shareholders. On any matters on which the holders of the Senior Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held. Except as otherwise required by law or as otherwise provided herein, the holders of Senior Preferred Stock shall not be entitled to notice of any meeting of shareholders.

          6. Other Rights. Without the written consent of the holders of a majority of the outstanding shares of Senior Preferred Stock or the vote of the holders of a majority of the outstanding shares of Senior Preferred Stock at a meeting of the holders of Senior Preferred Stock called for such purpose, the Corporation shall not (i) create, authorize or issue any other class or series of stock entitled to a preference prior to Senior Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Corporation, or increase the authorized amount of any such other class or series, or (ii) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the relative rights and preferences of the Senior Preferred Stock; provided however, that any such amendment that changes the dividend payable on the Senior Preferred Stock shall require the affirmative vote of the holder of each share of Senior Preferred Stock at a meeting of such holders called for such purpose or the written consent of the holder of each such share of Senior Preferred Stock.

          7. Acknowledgment. Each holder of Senior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and redemption and repurchase of, such securities by the Corporation are subject to restrictions contained in certain credit and financing agreements of the Corporation.

          8. Definitions. The following terms, when used in this Article 4(B), shall have the meanings set forth below:

               a. As used herein, the amount of dividends "accrued" on any share of Senior Preferred Stock as at any date shall be calculated as the amount of any unpaid dividends accumulated thereon from and including the last preceding Dividend Accrual Date with respect to which dividends have not been paid, whether or not earned or declared.

               b. "corporation" shall mean a corporation, partnership, business trust, unincorporated organization, association, limited liability company or joint stock company.

               c. "Junior Shares" shall mean any series or class of the capital stock of the Corporation now or hereafter authorized or issued by the Corporation, including any series or class of preferred shares, ranking junior to the Senior Preferred Stock with respect to dividends or distributions or upon the liquidation, distribution of assets, dissolution or winding-up of the Corporation, including without limitation the Common Stock. On and after April 1, 2004, "Junior Shares" shall not include the Junior Preferred Stock.

               d. "person" shall mean an individual, a corporation, partnership, trust, limited liability company, organization, association, government or any department or agency thereof, or any other individual or entity.


     C. Series B JUNIOR Preferred Stock

          1. Designation; Number of Shares. The second series of Preferred Stock shall be designated as Series B Junior Preferred Stock ("Junior Preferred Stock"), and the number of shares which shall constitute such series shall be 100,000. The par value of the Junior Preferred Stock shall be $.01 per share.

          2. Dividends.

               a. The holders of Junior Preferred Stock shall not be entitled to receive any dividends with respect to the Junior Preferred Stock until April 1, 2004. Thereafter, the holders of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the rate of $12 per share per annum.

                  Dividends on the Junior Preferred Stock shall be payable in annual installments in arrears commencing October 1, 2004 and thereafter on each April 1 and October 1 (unless such day is not a business day in which event on the last preceding business day) in each such year (hereinafter referred to as a "Dividend Accrual Date"), except that the dividend payment payable on October 1, 2004 shall be calculated from April 1, 2004 through October 1, 2004. Each such dividend on Junior Preferred Stock when paid shall be payable to holders of record as they appear on the stock books of the Corporation on September 15 and March 15, as the case may be, preceding such Dividend Accrual Date. Dividends with respect to any shares of Junior Preferred Stock shall accrue (whether or not earned or declared) from the date of issuance of such shares.

               b. Dividends on the Junior Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full cumulative dividends at the rate aforesaid on all Junior Preferred Stock then outstanding to the end of the annual dividend period next preceding such time shall not have been paid, the amount of the deficiency shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any Junior Shares (as such term is defined in Section 8 of this Article 4(C)) (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Shares (other than a dividend payable in Junior Shares); provided, however, that the foregoing shall not prohibit the Corporation from repurchasing Junior Shares from a former employee of the Corporation (or a subsidiary of the Corporation) where such repurchase arises from the Corporation's option to repurchase such shares upon the termination of such employee's employment with the Corporation (or a subsidiary) pursuant to a written plan or written agreement between the Corporation and such employee. Accrued dividends on the Junior Preferred Stock if not paid on the first or any subsequent Dividend Accrual Date following accrual shall thereafter accrue additional dividends in respect thereof (the "Additional Dividends"), compounded annually, at the rate of 12% per annum.

               c. When dividends are not paid in full upon the Junior Preferred Stock (after April 1, 2004), Senior Preferred Stock and any other stock ranking on a parity as to dividends with the Junior Preferred Stock, all dividends paid upon Junior Preferred Stock (after April 1,
          2004), Senior Preferred Stock and any other shares ranking on a parity as to dividends with the Junior Preferred Stock shall be paid pro rata so that in all cases the amount of dividends paid per share of Junior Preferred Stock (after April 1, 2004), Senior Preferred Stock and such other shares shall bear the same ratio that accrued dividends per share (including Additional Dividends) on the Junior Preferred Stock (on and after April 1, 2004), Senior Preferred Stock and such other shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Junior Preferred Stock have been paid, no dividends shall be declared or paid or set aside for payment upon any other shares of the Corporation ranking on a parity with the Junior Preferred Stock as to dividends.

               d. An annual dividend period shall commence on the day following a Dividend Accrual Date and shall end on the next succeeding Dividend Accrual Date.

               3. Preference on Liquidation.

               a. In the event that the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of the Corporation shall have been paid in full, the holders of the Junior Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any amount shall be paid to the holders of any Junior Shares (but, with respect to any such liquidation, dissolution or winding up which shall commence prior to April 1, 2004, after all amounts payable to the holders of any Senior Preferred Stock shall have been paid), an amount equal to $100 in cash per share plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of final distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding Junior Preferred Stock and of any shares ranking on a parity with the Junior Preferred Stock (which on and after April 1, 2004 shall include the Senior Preferred Stock) the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Junior Preferred Stock and of any shares of stock ranking on a parity with the Junior Preferred Stock (which on and after April 1, 2004 shall include the Senior Preferred Stock). Holders of Junior Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such shares other than the amounts referred to in this
          Section 3a.

               b. Neither the purchase nor redemption by the Corporation of any shares of any class in any manner permitted by this Certificate or any amendment hereof, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor a sale, transfer or lease of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 3; provided, however, that any consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 if, (A) in connection therewith, the holders of shares of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such shares of Common Stock (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred shares received by holders of the Junior Preferred Stock with respect to liquidation or dividends or (B) the holders of the Junior Preferred Stock do not receive preferred shares of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Junior Preferred Stock.

               4. Redemption. The Corporation shall not have the right to redeem the Junior Preferred Stock.

               5. Voting. Except as required by law and except for any voting by the holders of the Junior Preferred Stock as part of a separate class or series pursuant to Section 6 of this Article 4(C) hereunder or any other provision of these Articles, no holder of Junior Preferred Stock, as such holder, shall be entitled to vote on any matter submitted to a vote of shareholders. On any matters on which the holders of the Junior Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held. Except as otherwise required by law or as otherwise provided herein, the holders of Junior Preferred Stock shall not be entitled to notice of any meeting of shareholders.

               6. Other Rights. Without the written consent of the holders of a majority of the outstanding shares of Junior Preferred Stock or the vote of the holders of a majority of the outstanding shares of Junior Preferred Stock at a meeting of the holders of Junior Preferred Stock called for such purpose, the Corporation shall not amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the rights and preferences of the Junior Preferred Stock, provided, however, that (i) any such amendment that changes the dividend payable on the Junior Preferred Stock shall require the affirmative vote of the holder of each share of Junior Preferred Stock at a meeting of such holders called for such purpose or the written consent of the holder of each such share of Junior Preferred Stock and (ii) from and after April 1, 2004, the Corporation shall not (A) create, authorize or issue any other class or series of stock entitled to a preference prior to the Junior Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the corporation, or increase the authorized amount of any such other class or series, or (B) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the relative rights and preferences of the Junior Preferred Stock, in either case without the written consent of the holders of a majority of the outstanding shares of Junior Preferred Stock or the vote of the holders of a majority of the outstanding shares of Junior Preferred Stock at a meeting of the holders of Junior Preferred Stock called for such purpose.

               7. Acknowledgment. Each holder of Junior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and redemption and repurchase of, such securities by the Corporation are subject to restrictions contained in certain credit and financing agreements of the Corporation.

               8. Definitions. The following terms, when used in this Article 4(C), shall have the meanings set forth below:

                    a. As used herein, the amount of dividends "accrued" on any share of Junior Preferred Stock as at any date shall be calculated as the amount of any unpaid dividends accumulated thereon from and including the last preceding Dividend Accrual Date with respect to which dividends have not been paid, whether or not earned or declared.

                    b. "corporation" shall mean a corporation, partnership,
               business trust, unincorporated organization, association, limited liability company or joint stock company.

                    c. "Junior Shares" shall mean any series or class of the
               capital stock of the Corporation now or hereafter authorized or issued by the Corporation, including any series or class of preferred shares, ranking junior to the Junior Preferred Stock with respect to dividends or distributions or upon the liquidation, distribution of assets, dissolution or winding-up of the Corporation, including without limitation the Common Stock.

                    d. "person" shall mean an individual, a corporation,
               partnership, trust, limited liability company, organization, association, government or any department or agency thereof, or any other individual or entity.


     D. CLASS A AND CLASS B COMMON STOCK

          Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

          1. Dividends. Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors, provided that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends will be declared which are payable at the same rate on each class of Common Stock and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock will be payable to holders of Class B Common Stock.

          2. Conversion. Each record holder of Class A Common Stock will be entitled to convert any or all of such holder's Class A Common Stock into the same number of shares of Class B Common Stock and each record holder of Class B Common Stock will be entitled to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock; provided, however, that at the time of conversion of shares of Class B Common Stock into shares of Class A Common Stock such holder would be permitted, pursuant to applicable law, to hold the total number of shares of Class A Common Stock which such holder would hold after giving effect to such conversion; and provided, further, that the determination of a holder of Class B Common Stock that such holder is permitted pursuant to applicable law to convert Class B Common Stock into Class A Common Stock pursuant to this Section 2 shall be final and binding upon the Company.



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

          Each conversion of shares of one class of Common Stock into shares of another class of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to convert into the other class of Common Stock. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation, and at such time the rights of any such holder with respect to the converted class of Common Stock will cease and the person or persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

          Promptly after such surrender and the receipt by the Corporation of the written notice from the holder hereinbefore referred to, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the other class of Common Stock issuable upon such conversion and a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. The issuance of certificates for the other class of Common Stock upon conversion will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the Corporation in connection with such conversion.

          3. Transfers. The Corporation will not close its books against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of the other class of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.

          4. Subdivision and Combinations of Shares. If the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of the other class of Common Stock will be proportionately subdivided or combined.

          5. Reservation of Shares for Conversion. So long as any shares of any class of Common Stock are outstanding, the Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock (or any shares of Class A Common Stock or Class B Common Stock which are held as treasury shares), the number of shares sufficient for issuance upon conversion.

          6. Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock will be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.

          7. Voting Rights. The holders of Class A Common Stock shall have the general right to vote for all purposes as provided by law. Each holder of Class A Common Stock shall be entitled at all elections of directors to as many votes as shall equal the number of votes which such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit, and to one vote for each share upon all other matters. Except as otherwise required by law, the holders of Class B Common Stock shall have no voting rights.

          8. Merger, etc. In connection with any merger, consolidation, or recapitalization in which holders of Class A Common Stock generally receive, or are given the opportunity to receive, consideration for their shares (a) all holders of Class B Common Stock shall be given the opportunity to receive the same form of consideration for their shares as is received by holders of Class A Common Stock and (b) holders of Class B Common Stock shall be entitled to receive the same amount of consideration per share as received by holders of Class A Common Stock.

     5. Action without a Meeting. Subject to the rights of the holders of any class or series of Preferred Stock with respect to such class or series pursuant to the provisions of Section 4 hereof, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting by the unanimous written consent of all holders of capital stock of the Corporation entitled to vote thereon. Provided however, that no such action may be taken unless ten days prior written notice of such proposed action is given to the Board of Directors. The record date for the determination of the stockholders entitled to vote by such written consent shall be the date ten days after the date such notice is given to the Board of Directors, and in such case only stockholders of record on such record date shall be entitled to vote by such written consent, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     6. Bylaws. The board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein.

     7. Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     8. Right to Amend. The Corporation reserves the right to amend any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

     9. Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Delaware General Corporation Law. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 8 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, Royster-Clark Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by Francis P. Jenkins, Jr., the President of the Corporation, this 22nd day of April, 1999.


                                          ROYSTER-CLARK GROUP, INC.



                                          By: /s/ Francis P. Jenkins
                                              ---------------------------------
                                              Francis P. Jenkins, Jr.
                                              President


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